Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2026 Financial Results
Total Revenues of $1.29B, 19 Consecutive Quarters of Cloud Organic Growth
Delivers Net Income Margin of 11%, Robust Adjusted EBITDA Margin of 36.3%
GAAP EPS of $0.58, Non-GAAP EPS of $1.05

Fiscal 2026 First Quarter Highlights (in millions)(1)

Total Revenues	Cloud Revenues	Profitability		EPS		Cash Flows
		Net Income	A-EBITDA	GAAP	Non-GAAP	Operating	Free Cash Flows
$1,288	$485	$147	$467	$0.58	$1.05	$148	$101
+1.5% Y/Y	+6.0% Y/Y	11.4% margin	36.3% margin	+81.3% Y/Y	+12.9% Y/Y	+289.9% Y/Y	+186.4% Y/Y
Waterloo, ON, November 5, 2025 - Open Text Corporation (NASDAQ: OTEX), (TSX: OTEX), today announced its financial results for the first quarter ended September 30, 2025.

“OpenText performed well in the quarter, driven by growth in our Content Management cloud business. The strength of the OpenText operating model continues to drive the business towards meeting our margin targets for Fiscal 2026,” said James McGourlay, Interim CEO. “We are strengthening our position at the forefront of Information Management for AI, and we look forward to showcasing our exciting innovation roadmap at our upcoming OpenText World User Conference in Nashville.”

James McGourlay, OpenText Interim Chief Executive Officer

“OpenText delivered strong margin and free cash flow performance in the quarter. The Company’s Business Optimization Plan is well underway, and will drive operational efficiencies across the organization,” said Steve Rai, Executive Vice President, Chief Financial Officer. “We have tremendous scale and the capital flexibility to continue investing for growth to ensure OpenText is well positioned to lead the Information Management for AI market.”

Steve Rai, OpenText Executive Vice President, Chief Financial Officer

“OpenText continues to advance its strategy to enhance shareholder value by growing revenue in its core Information Management for AI business, and with the announcement of our definitive agreement to divest an on-premise solution (eDOCS), a part of its Analytics portfolio, we have started the process of portfolio-shaping and divesting non-core assets,” said P. Thomas Jenkins, Executive Chair of the Board and Chief Strategy Officer. “As you can see from our results, the company remains in good operational hands as we continue to make excellent progress in our search of a permanent CEO.”

P. Thomas Jenkins, OpenText Executive Chair & Chief Strategy Officer

First Quarter Financial Highlights Y/Y
•Total revenues: $1.288 billion, +1.5% Y/Y
•Annual recurring revenues (ARR): $1.071 billion
•Cloud revenues: $485 million, +6.0% Y/Y, 19 consecutive quarters of cloud organic growth
•Quarterly enterprise cloud bookings(2): $160 million, +20.2% Y/Y
•Cash flows: Operating $148 million and free cash flows(3) $101 million
•Net income: GAAP $147 million, +73.8% Y/Y, Non-GAAP(3) $266 million, +7.0% Y/Y
•Adjusted EBITDA(3) of $467 million, margin of 36.3%
•Diluted earnings per share (EPS): GAAP $0.58, Non-GAAP(3) $1.05
•Repurchased $100 million of common shares for cancellation

(1) Numbers presented are in millions of US dollars, except for per share or percentage metrics.
(2) Enterprise cloud bookings is defined as the total value from cloud services and subscription contracts, entered into in the period that are new, committed and incremental to our existing contracts, entered into with our enterprise based customers.
(3) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.

Financial Highlights for Q1 Fiscal 2026 with Year Over Year Comparisons

Summary of Quarterly Results
(In millions, except per share data)	Q1 FY’26	Q1 FY’25	$ Change	% Change	Q1 FY’26 in CC*	% Change in CC*
Revenues:
Cloud services and subscriptions	$485	$457	$27	6.0%	$476	4.2%
Customer support	587	595	(9)	(1.5)%	573	(3.8)%
Total annual recurring revenues**	$1,071	$1,053	$19	1.8%	$1,049	(0.3)%
License	135	126	9	6.9%	132	5.2%
Professional service and other	82	91	(8)	(9.3)%	80	(12.2)%
Total revenues	$1,288	$1,269	$19	1.5%	$1,261	(0.6)%
GAAP-based operating income	$270	$206	$64	30.9%	N/A	N/A
Non-GAAP-based operating income (1)	$432	$412	$20	4.8%	$415	0.8%
GAAP-based net income attributable to OpenText	$147	$84	$62	73.8%	N/A	N/A
GAAP-based EPS, diluted	$0.58	$0.32	$0.26	81.3%	N/A	N/A
Non-GAAP-based EPS, diluted (1)	$1.05	$0.93	$0.12	12.9%	$1.00	7.5%
Adjusted EBITDA (1)	$467	$444	$24	5.3%	$451	1.5%
Operating cash flows	$148	$(78)	$226	289.9%	N/A	N/A
Free cash flows (1)	$101	$(117)	$218	186.4%	N/A	N/A
(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Note: Items in tables may not add due to rounding. Percentages presented are calculated based on the underlying amounts.
*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.
**Annual recurring revenue is defined as the sum of Cloud services and subscriptions revenue and Customer support revenue.

Dividend
As part of the quarterly, non-cumulative cash dividend program, the Board declared on November 4, 2025, a cash dividend of $0.275 per common share. The record date for this dividend is December 5, 2025 and the payment date is December 19, 2025. OpenText believes strongly in returning value to its shareholders. Any future declarations of dividends and the establishment of future record and payment dates are all subject to the final determination and discretion of the Board of Directors.
Quarterly Business Highlights
•OpenText appoints Steve Rai as EVP, Chief Financial Officer
•OpenText to strategically divest on-premise solution (eDOCS), a part of its analytics portfolio, for US$163 million
•OpenText appoints George Schindler to the Board of Directors
•Key customer wins in the quarter include: Alten, Australia Department of Health (Health Support Services), Core42, Eisenbahn-Bundesamt, GSTN, Optiv Security, MH Service, National Grid USA Service Company, Wegmans Food Markets
•OpenText named a leader in 2025 Gartner® Magic Quadrant™ for Application Security Testing for the 11th successive year
•OpenText recognized as a leader in the 2025 Gartner® Magic Quadrant™ for AI-Augmented Software Testing Tools
•OpenText expands availability of core threat detection and response with deep Microsoft integrations
•OpenText and Fiserv drive resilient information management in financial services
•OpenText delivers enterprise-ready AI solutions through HPE Unleash AI program
•OpenText unveils new solutions for Guidewire to power AI and cloud-ready insurance workflows

Summary of Quarterly Results
	Q1 FY’26	Q4 FY’25	Q1 FY’25	% Change (Q1 FY’26 vs Q4 FY’25)		% Change (Q1 FY’26 vs Q1 FY’25)
Revenue (millions)	$1,288	$1,311	$1,269	(1.7)%		1.5%
GAAP-based gross margin	72.8%	72.3%	71.7%	50	bps	100	bps
Non-GAAP-based gross margin (1)	76.5%	76.2%	75.8%	30	bps	60	bps
GAAP-based EPS, diluted	$0.58	$0.11	$0.32	427.3%		81.3%
Non-GAAP-based EPS, diluted (1)	$1.05	$0.97	$0.93	8.2%		12.9%

(1) Please see Note 2 “Use of Non-GAAP Financial Measures” to the condensed consolidated financial statements below.
Conference Call Information
OpenText posted an investor presentation on its Investor Relations website and invites the public to listen to the earnings conference call webcast tomorrow on Thursday, November 6, 2025 at 8:30 a.m. ET (5:30 a.m. PT) from the Investor Relations section of the Company’s website at https://investors.opentext.com. To join the webcast instantly, use this webcast link. A webcast replay will be available shortly following completion of the live call.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release to Non-GAAP-based financial measures.

For more information, please contact:

Greg Secord
Vice President, Global Head of Investor Relations
Open Text Corporation
(416) 956 0380 (Canada) / (415) 963 0825 (US)
investors@opentext.com

Copyright © 2025 OpenText. All Rights Reserved. Trademarks owned by OpenText. One or more patents may cover this product(s). For more information, please visit https://www.opentext.com/patents.
About OpenText
OpenText™ is a leading Cloud and AI company that provides organizations around the world with a comprehensive suite of Business AI, Business Clouds, and Business Technology. We help organizations grow, innovate, become more efficient and effective, and do so in a trusted and secure way – through Information Management. For more information about OpenText (NASDAQ/TSX: OTEX), please visit us at http://www.opentext.com/.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about Open Text Corporation (“OpenText” or “the Company”) on growth, profitability and future of Information Management, including returning to growth, strategic capital allocation, delivering sustained margin and free cash flow growth, reinvestment in out-performing products, and generating returns for investors; expected future performance, including competitive position of and innovation to certain products and ability to build long-term shareholder value; customer benefits from products; A-EBITDA expansion; executing the Company’s capital allocation strategy, including expected return to shareholders; execution of Business Optimization Plan and other savings initiatives, including timing, costs, savings, associated benefits thereof and potential adjustments of amounts thereto; projected outlook, estimates and business model; portfolio shaping opportunities and divestiture of non-core assets, associated strategy, benefits from and timing of such transactions and use of proceeds therefrom; appointment of permanent CEO and timing thereof; future total and cloud revenues, operating expenses, margins, RPO, cRPO, free cash flows, earnings, interest expense and capital expenditures; net leverage and savings estimates and timing thereof; market share of our products; innovation road map; estimated annualized dividend; expected size and timing of the Repurchase Plan, including execution thereof; future tax rates; renewal rates; new platform and product offerings, including reinvestment therein and associated benefits to customers; internal automation and AI leverage, including our AI strategy, vision and growth; and other matters, which may contain words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “may”, “could”, “would”, “might”, “will” and variations of these words or similar expressions are intended to identify forward-looking statements or information under applicable securities laws (forward-looking statements). In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements, and are based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions, including statements regarding future outlook, estimates and business models, are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change and are not considered guidance. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Future declarations of dividends are also subject to the final determination and discretion of the Board of Directors, and an annualized dividend has not been approved or declared by the Board. Forward-looking statements involve known and unknown risks and uncertainties such as those relating to: all statements regarding the expected future financial position, results of operations, revenues, expenses, margins, cash flows, dividends, share buybacks, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, including any anticipated synergy benefits; incurring unanticipated costs, delays or difficulties; and our ability to develop, protect and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others. We rely on a combination of copyright, patent, trademark and trade secret laws, non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights, which are important to our success. From time to time, we may also enforce our intellectual property rights through litigation in line with our strategic and business objectives. The actual results that OpenText achieves may differ materially from any forward-looking statements. For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Further, readers should note that we may announce information using our website, press releases, securities law filings, public conference calls, webcasts and the social media channels identified on the Investors section of our website (https://investors.opentext.com). Such social media channels may include the Company's or our executive's blog, X, formerly known as Twitter, account or LinkedIn account. The information posted through such channels may be material. Accordingly, readers should monitor such channels in addition to our other forms of communication.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2025	June 30, 2025
ASSETS	(unaudited)
Cash and cash equivalents	$1,087,083	$1,156,496
Accounts receivable trade, net of allowance for credit losses of $14,670 as of September 30, 2025 and $14,258 as of June 30, 2025	590,974	659,675
Contract assets	80,956	77,920
Income taxes recoverable	75,706	108,792
Prepaid expenses and other current assets	198,191	198,575
Assets held for sale	104,023	—
Total current assets	2,136,933	2,201,458
Property and equipment, net of accumulated depreciation of $710,851 as of September 30, 2025 and $835,324 as of June 30, 2025	370,552	375,252
Operating lease right of use assets	186,920	197,977
Long-term contract assets	50,902	49,293
Goodwill	7,441,579	7,517,463
Acquired intangible assets	1,852,906	1,976,591
Deferred tax assets	1,062,736	1,080,575
Other assets	301,792	307,693
Long-term income taxes recoverable	70,966	67,762
Total assets	$13,475,286	$13,774,064
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$889,195	$1,026,583
Current portion of long-term debt	35,850	35,850
Operating lease liabilities	73,770	75,914
Deferred revenues	1,403,126	1,515,382
Income taxes payable	46,612	93,325
Liabilities held for sale	14,111	—
Total current liabilities	2,462,664	2,747,054
Long-term liabilities:
Accrued liabilities	41,635	42,312
Pension liability, net	133,522	132,215
Long-term debt	6,338,869	6,342,071
Long-term operating lease liabilities	181,973	189,949
Long-term deferred revenues	158,883	168,757
Long-term income taxes payable	74,337	79,604
Deferred tax liabilities	130,654	141,514
Total long-term liabilities	7,059,873	7,096,422
Shareholders’ equity:
Share capital and additional paid-in capital
251,964,241 and 254,784,391 Common Shares issued and outstanding at September 30, 2025 and June 30, 2025, respectively; authorized Common Shares: unlimited	2,189,340	2,193,985
Accumulated other comprehensive income (loss)	(46,511)	(67,067)
Retained earnings	1,938,716	1,940,113
Treasury stock, at cost (4,452,019 and 4,648,036 shares at September 30, 2025 and June 30, 2025, respectively)	(130,561)	(138,164)
Total OpenText shareholders’ equity	3,950,984	3,928,867
Non-controlling interests	1,765	1,721
Total shareholders’ equity	3,952,749	3,930,588
Total liabilities and shareholders’ equity	$13,475,286	$13,774,064

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Revenues:
Cloud services and subscriptions	$484,509	$457,024
Customer support	586,845	595,490
License	134,548	125,813
Professional service and other	82,233	90,678
Total revenues	1,288,135	1,269,005
Cost of revenues:
Cloud services and subscriptions	172,217	175,257
Customer support	64,064	62,574
License	7,096	6,657
Professional service and other	63,038	66,915
Amortization of acquired technology-based intangible assets	44,204	47,244
Total cost of revenues	350,619	358,647
Gross profit	937,516	910,358
Operating expenses:
Research and development	169,128	190,693
Sales and marketing	257,055	245,882
General and administrative	105,763	106,730
Depreciation	35,921	32,171
Amortization of acquired customer-based intangible assets	79,561	81,504
Special charges (recoveries)	20,139	47,136
Total operating expenses	667,567	704,116
Income from operations	269,949	206,242
Other income (expense), net	(2,976)	(35,655)
Interest and other related expense, net	(81,114)	(84,282)
Income before income taxes	185,859	86,305
Provision for income taxes	39,199	1,883
Net income for the period	$146,660	$84,422
Net (income) attributable to non-controlling interests	(44)	(54)
Net income attributable to OpenText	$146,616	$84,368
Earnings per share—basic attributable to OpenText	$0.58	$0.32
Earnings per share—diluted attributable to OpenText	$0.58	$0.32
Weighted average number of Common Shares outstanding—basic (in '000's)	253,645	267,400
Weighted average number of Common Shares outstanding—diluted (in '000's)	253,772	267,821

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Net income for the period	$146,660	$84,422
Other comprehensive income (loss)—net of tax:
Net foreign currency translation adjustments	22,177	(5,190)
Unrealized gain (loss) on cash flow hedges:
Unrealized gain (loss) - net of tax (1)	(1,675)	654
(Gain) loss reclassified into net income - net of tax (2)	(112)	262
Unrealized gain (loss) on available-for-sale financial assets:
Unrealized gain (loss) - net of tax (3)	161	248
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain (loss) - net of tax (4)	—	(1,045)
Amortization of actuarial (gain) loss into net income - net of tax (5)	5	234
Total other comprehensive income (loss) net	20,556	(4,837)
Total comprehensive income	167,216	79,585
Comprehensive income attributable to non-controlling interests	(44)	(54)
Total comprehensive income attributable to OpenText	$167,172	$79,531
______________________________
(1)Net of tax expense (recovery) of $(604) and $236 for the three months ended September 30, 2025 and 2024, respectively.
(2)Net of tax expense (recovery) of $(41) and $94 for the three months ended September 30, 2025 and 2024, respectively.
(3)Net of tax expense (recovery) of $66 and $207 for the three months ended September 30, 2025 and 2024, respectively.
(4)Net of tax expense (recovery) of $0 and $(43) for the three months ended September 30, 2025 and 2024, respectively.
(5)Net of tax expense (recovery) of $4 and $92 for the three months ended September 30, 2025 and 2024, respectively.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(In thousands of U.S. dollars and shares)
(unaudited)

	Three Months Ended September 30, 2025
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2025	254,784	$2,193,985	(4,648)	$(138,164)	$1,940,113	$(67,067)	$1,721	$3,930,588
Issuance of Common Shares
Under employee stock option plans	25	555	—	—	—	—	—	555
Under employee stock purchase plans	311	7,596	—	—	—	—	—	7,596
Share-based compensation	—	17,681	—	—	—	—	—	17,681
Issuance of treasury stock	—	(7,402)	196	7,603	—	—	—	201
Repurchase of Common Shares	(3,156)	(23,075)	—	—	(78,648)	—	—	(101,723)
Dividends declared ($0.275 per Common Share)	—	—	—	—	(69,365)	—	—	(69,365)
Other comprehensive income (loss) - net	—	—	—	—	—	20,556	—	20,556
Net income for the period	—	—	—	—	146,616	—	44	146,660
Balance as of September 30, 2025	251,964	$2,189,340	(4,452)	$(130,561)	$1,938,716	$(46,511)	$1,765	$3,952,749

	Three Months Ended September 30, 2024
	Common Shares and Additional Paid in Capital		Treasury Stock		Retained Earnings	Accumulated Other Comprehensive Income	Non-Controlling Interests	Total
	Shares	Amount	Shares	Amount
Balance as of June 30, 2024	267,801	$2,271,886	(3,136)	$(123,268)	$2,119,159	$(69,619)	$1,523	$4,199,681
Issuance of Common Shares
Under employee stock option plans	5	141	—	—	—	—	—	141
Under employee stock purchase plans	389	9,863	—	—	—	—	—	9,863
Share-based compensation	—	29,446	—	—	—	—	—	29,446
Purchase of treasury stock	—	—	(824)	(25,010)	—	—	—	(25,010)
Issuance of treasury stock	—	(1,930)	60	2,632	(702)	—	—	—
Repurchase of Common Shares	(2,649)	(19,215)	—	—	(67,266)	—	—	(86,481)
Dividends declared ($0.2625 per Common Share)	—	—	—	—	(70,338)	—	—	(70,338)
Other comprehensive income (loss) - net	—	—	—	—	—	(4,837)	—	(4,837)
Net income for the period	—	—	—	—	84,368	—	54	84,422
Balance as of September 30, 2024	265,546	$2,290,191	(3,900)	$(145,646)	$2,065,221	$(74,456)	$1,577	$4,136,887

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$146,660	$84,422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	159,686	160,919
Share-based compensation expense	17,681	29,558
Pension expense	3,141	3,463
Amortization of debt discount and issuance costs	5,760	5,296
Write-off of right of use assets	4,422	—
Loss on sale and write down of property and equipment, net	2,314	2
Deferred taxes	(15,132)	(42,150)
Share in net (income) of equity investees	(2,417)	(455)
Changes in derivative instruments	(7,843)	24,935
Changes in operating assets and liabilities:
Accounts receivable	93,998	57,607
Contract assets	(30,970)	(33,849)
Prepaid expenses and other current assets	(2,096)	22,151
Income taxes	(33,112)	(193,509)
Accounts payable and accrued liabilities	(89,793)	(107,520)
Deferred revenue	(108,798)	(76,531)
Other assets	7,809	(4,742)
Operating lease assets and liabilities, net	(3,547)	(7,403)
Net cash provided by (used in) operating activities	147,763	(77,806)
Cash flows from investing activities:
Additions of property and equipment	(46,534)	(39,316)
Proceeds from interest on derivative instruments	870	2,519
Other investing activities	632	357
Net cash used in investing activities	(45,032)	(36,440)
Cash flows from financing activities:
Proceeds from issuance of Common Shares from exercise of stock options and ESPP	8,380	9,449
Repayment of long-term debt and Revolver	(8,963)	(8,963)
Net change in transition services agreement obligation	—	(4,295)
Repurchase of Common Shares	(107,629)	(87,403)
Purchase of treasury stock	—	(25,000)
Payments of dividends to shareholders	(68,220)	(69,061)
Net cash used in financing activities	(176,432)	(185,273)
Foreign exchange gain on cash held in foreign currencies	4,306	19,136
Decrease in cash, cash equivalents and restricted cash during the period	(69,395)	(280,383)
Cash, cash equivalents and restricted cash at beginning of the period	1,158,106	1,282,793
Cash, cash equivalents and restricted cash at end of the period	$1,088,711	$1,002,410

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

Reconciliation of cash, cash equivalents and restricted cash:	September 30, 2025	September 30, 2024
Cash and cash equivalents	$1,087,083	$1,000,219
Restricted cash (1)	1,628	2,191
Total cash, cash equivalents and restricted cash	$1,088,711	$1,002,410

(1) Restricted cash is classified under the Prepaid expenses and other current assets and Other assets line items on the Condensed Consolidated Balance Sheets.

Notes
(1)    All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.
(2)    Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP). These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company’s definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its condensed consolidated financial statements, all of which should be considered when evaluating the Company’s results.
The Company uses these Non-GAAP financial measures to supplement the information provided in its condensed consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures is not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS, attributable to OpenText, are consistently calculated as GAAP-based net income (loss) or earnings (loss) per share, attributable to OpenText, on a diluted basis, excluding the effects of the amortization of acquired intangible assets, other income (expense), share-based compensation, and special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as GAAP-based income from operations, excluding the amortization of acquired intangible assets, special charges (recoveries), and share-based compensation expense.
Adjusted EBITDA is defined and calculated as GAAP-based net income (loss), attributable to OpenText, excluding interest income (expense), provision for (recovery of) income taxes, depreciation and amortization of acquired intangible assets, other income (expense), share-based compensation and special charges (recoveries). Adjusted EBITDA margin is calculated as adjusted EBITDA expressed as a percentage of total revenue.
Free cash flows is defined and calculated as GAAP-based cash flows provided by operating activities less capital expenditures.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company’s management. These items are excluded based upon the way the Company's management evaluates the performance of the Company’s business for use in the Company’s internal reports and are not excluded in the sense that they may be used under U.S. GAAP.
The Company does not acquire businesses on a predictable cycle, and therefore believes that the presentation of Non-GAAP measures, which in certain cases adjust for the impact of amortization of intangible assets and the related tax effects that are primarily related to acquisitions, will provide readers of financial statements with a more consistent basis for comparison across accounting periods and be more useful in helping readers understand the Company’s operating results and underlying operational trends. Additionally, the Company has engaged in various restructuring activities over the past several years, primarily due to acquisitions and most recently in response to our return to office planning, that have resulted in costs associated with reductions in headcount, consolidation of leased facilities and related costs, all which are recorded under the Company’s “Special charges (recoveries)” caption on the Condensed Consolidated Statements of Income. Each restructuring activity is a discrete event based on a unique set of business objectives or circumstances, and each differs in terms of its operational implementation, business impact and scope, and the size of each restructuring plan can vary significantly from period to period. Therefore, the Company believes that the exclusion of these special charges (recoveries) will also better aid readers of financial statements in the understanding and comparability of the Company’s operating results and underlying operational trends.
In summary, the Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText’s performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results. Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to outlook, estimates or business models, including A-EBITDA is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations.
The following charts provide unaudited reconciliations of U.S. GAAP-based financial measures to Non-GAAP-based financial measures for the following periods presented.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2025 (In thousands, except for per share data)
	Three Months Ended September 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$172,217		$(1,749)	(1)	$170,468
Customer support	64,064		(1,053)	(1)	63,011
Professional service and other	63,038		(499)	(1)	62,539
Amortization of acquired technology-based intangible assets	44,204		(44,204)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	937,516	72.8%	47,505	(3)	985,021	76.5%
Operating expenses
Research and development	169,128		(3,609)	(1)	165,519
Sales and marketing	257,055		(6,896)	(1)	250,159
General and administrative	105,763		(3,875)	(1)	101,888
Amortization of acquired customer-based intangible assets	79,561		(79,561)	(2)	—
Special charges (recoveries)	20,139		(20,139)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	269,949		161,585	(5)	431,534
Other income (expense), net	(2,976)		2,976	(6)	—
Provision for income taxes	39,199		44,902	(7)	84,101
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	146,616		119,659	(8)	266,275
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.58		$0.47	(8)	$1.05

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.

(6)Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)Adjustment relates to differences between the GAAP-based tax provision rate of approximately 21% and a Non-GAAP-based tax rate of approximately 24% ; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$146,616	$0.58
Add:
Amortization	123,765	0.49
Share-based compensation	17,681	0.07
Special charges (recoveries)	20,139	0.08
Other (income) expense, net	2,976	0.01
GAAP-based provision for income taxes	39,199	0.15
Non-GAAP-based provision for income taxes	(84,101)	(0.33)
Non-GAAP-based net income, attributable to OpenText	$266,275	$1.05
Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2025
GAAP-based net income, attributable to OpenText	$146,616
Add:
Provision for income taxes	39,199
Interest and other related expense, net	81,114
Amortization of acquired technology-based intangible assets	44,204
Amortization of acquired customer-based intangible assets	79,561
Depreciation	35,921
Share-based compensation	17,681
Special charges (recoveries)	20,139
Other (income) expense, net	2,976
Adjusted EBITDA	$467,411

GAAP-based net income margin	11.4%
Adjusted EBITDA margin	36.3%

Reconciliation of Free Cash Flows

Three Months Ended September 30, 2025
GAAP-based cash flows provided by operating activities	$147,763
Add:
Capital expenditures (1)	(46,534)
Free cash flows	$101,229

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2025 (In thousands, except for per share data)
	Three Months Ended June 30, 2025
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$176,198		$(1,489)	(1)	$174,709
Customer support	63,347		(774)	(1)	62,573
Professional service and other	64,717		(1,369)	(1)	63,348
Amortization of acquired technology-based intangible assets	47,134		(47,134)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	947,699	72.3%	50,766	(3)	998,465	76.2%
Operating expenses
Research and development	187,183		(5,439)	(1)	181,744
Sales and marketing	279,584		(11,446)	(1)	268,138
General and administrative	106,007		(1,404)	(1)	104,603
Amortization of acquired customer-based intangible assets	79,656		(79,656)	(2)	—
Special charges (recoveries)	79,662		(79,662)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	181,558		228,373	(5)	409,931
Other income (expense), net	(89,169)		89,169	(6)	—
Provision for (recovery of) income taxes	(17,613)		96,528	(7)	78,915
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	28,833		221,014	(8)	249,847
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.11		$0.86	(8)	$0.97

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income

(expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately (156)% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2025
		Per share diluted
GAAP-based net income, attributable to OpenText	$28,833	$0.11
Add:
Amortization	126,790	0.49
Share-based compensation	21,921	0.09
Special charges (recoveries)	79,662	0.31
Other (income) expense, net	89,169	0.35
GAAP-based recovery of income taxes	(17,613)	(0.07)
Non-GAAP-based provision for income taxes	(78,915)	(0.31)
Non-GAAP-based net income, attributable to OpenText	$249,847	$0.97
Reconciliation of Adjusted EBITDA

Three Months Ended June 30, 2025
GAAP-based net income, attributable to OpenText	$28,833
Add:
Recovery of income taxes	(17,613)
Interest and other related expense, net	81,118
Amortization of acquired technology-based intangible assets	47,134
Amortization of acquired customer-based intangible assets	79,656
Depreciation	34,049
Share-based compensation	21,921
Special charges (recoveries)	79,662
Other (income) expense, net	89,169
Adjusted EBITDA	$443,929

GAAP-based net income margin	2.2%
Adjusted EBITDA margin	33.9%

Reconciliation of Free Cash Flows

Three Months Ended June 30, 2025
GAAP-based cash flows provided by operating activities	$158,191
Add:
Capital expenditures (1)	(34,225)
Free cash flows	$123,966

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2024 (In thousands, except for per share data)
	Three Months Ended September 30, 2024
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$175,257		$(2,186)	(1)	$173,071
Customer support	62,574		(1,342)	(1)	61,232
Professional service and other	66,915		(1,314)	(1)	65,601
Amortization of acquired technology-based intangible assets	47,244		(47,244)	(2)	—
GAAP-based gross profit and gross margin (%) /Non-GAAP-based gross profit and gross margin (%)	910,358	71.7%	52,086	(3)	962,444	75.8%
Operating expenses
Research and development	190,693		(8,167)	(1)	182,526
Sales and marketing	245,882		(9,315)	(1)	236,567
General and administrative	106,730		(7,234)	(1)	99,496
Amortization of acquired customer-based intangible assets	81,504		(81,504)	(2)	—
Special charges (recoveries)	47,136		(47,136)	(4)	—
GAAP-based income from operations / Non-GAAP-based income from operations	206,242		205,442	(5)	411,684
Other income (expense), net	(35,655)		35,655	(6)	—
Provision for income taxes	1,883		76,693	(7)	78,576
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	84,368		164,404	(8)	248,772
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.32		$0.61	(8)	$0.93

(1)    Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.
(2)    Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.
(3)    GAAP-based and Non-GAAP-based gross profit stated in dollars and gross margin stated as a percentage of total revenue.
(4)    Adjustment relates to the exclusion of special charges (recoveries) from our Non-GAAP-based operating expenses as special charges (recoveries) are generally incurred in the periods relevant to an acquisition and include certain charges or recoveries that are not indicative or related to continuing operations and are therefore excluded from our internal analysis of operating results.
(5)    GAAP-based and Non-GAAP-based income from operations stated in dollars.
(6)    Adjustment relates to the exclusion of other income (expense) from our Non-GAAP-based operating expenses as other income (expense) generally relates to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results. Other income (expense) also includes unrealized and realized gains (losses) on our derivatives which are not designated as hedges. We exclude gains and losses on these derivatives as we do not believe they are reflective of our ongoing business and operating results.
(7)    Adjustment relates to differences between the GAAP-based tax provision rate of approximately 2% and a Non-GAAP-based tax rate of approximately 24%; these rate differences are due to the income tax effects of items that are excluded for the purpose of calculating Non-GAAP-based net income. Such excluded items include amortization, share-based compensation, special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves and “book to return” adjustments for tax return filings and tax assessments. Beginning in Fiscal 2025, net tax benefits arising from the internal reorganization that occurred in Fiscal 2017 have been fully utilized and are no longer included. In arriving at our Non-GAAP-based tax rate of approximately 24%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.
(8)    Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2024
		Per share diluted
GAAP-based net income, attributable to OpenText	$84,368	$0.32
Add:
Amortization	128,748	0.47
Share-based compensation	29,558	0.11
Special charges (recoveries)	47,136	0.18
Other (income) expense, net	35,655	0.13
GAAP-based provision for income taxes	1,883	0.01
Non-GAAP-based provision for income taxes	(78,576)	(0.29)
Non-GAAP-based net income, attributable to OpenText	$248,772	$0.93

Reconciliation of Adjusted EBITDA

Three Months Ended September 30, 2024
GAAP-based net income, attributable to OpenText	$84,368
Add:
Provision for income taxes	1,883
Interest and other related expense, net	84,282
Amortization of acquired technology-based intangible assets	47,244
Amortization of acquired customer-based intangible assets	81,504
Depreciation	32,171
Share-based compensation	29,558
Special charges (recoveries)	47,136
Other (income) expense, net	35,655
Adjusted EBITDA	$443,801

GAAP-based net income margin	6.6%
Adjusted EBITDA margin	35.0%

Reconciliation of Free Cash Flows

Three Months Ended September 30, 2024
GAAP-based cash flows used in operating activities	$(77,806)
Add:
Capital expenditures (1)	(39,316)
Free cash flows	$(117,122)

(1) Defined as “Additions of property and equipment” in the Condensed Consolidated Statements of Cash Flows.

(3)    The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30, 2025		Three Months Ended September 30, 2024
Currencies	% of Revenue	% of Expenses(1)	% of Revenue	% of Expenses(1)
EURO	24%	12%	22%	12%
GBP	5%	6%	5%	6%
CAD	3%	12%	3%	10%
USD	58%	46%	59%	49%
Other	10%	24%	11%	23%
Total	100%	100%	100%	100%
(1) Expenses include all cost of revenues and operating expenses included within the Condensed Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and special charges (recoveries).